Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

BB Biotech AG

Date: February 6, 2024	By:	/s/ Martin Gubler
Signatory Authority
	Name:	Martin Gubler
	Title:	Signatory Authority

Date: February 6, 2024	By:	/s/ Ivo Betschart
Signatory Authority
	Name:	Ivo Betschart
	Title:	Signatory Authority
Biotech Growth N.V.

Date: February 6, 2024	By:	/s/ Jan Bootsma
Signatory Authority
	Name:	Jan Bootsma
	Title:	Signatory Authority

Date: February 6, 2024	By:	/s/ Hugo van Neutegem
Signatory Authority
	Name:	Hugo van Neutegem
	Title:	Signatory Authority

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Biotech Target N.V.

Date: February 6, 2024	By:	/s/ Jan Bootsma
Signatory Authority
	Name:	Jan Bootsma
	Title:	Signatory Authority

Date: February 6, 2024	By:	/s/ Hugo van Neutegem
Signatory Authority
	Name:	Hugo van Neutegem
	Title:	Signatory Authority

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